Exhibit T3A.17

Eduardo Diez Morello ④ Attorney - Notary Public 34th Notary Office - Santiago, Chile	[stamp:] AUTHORIZED COPY
[initials]

DIRECTORY No. 302.-
KVC/P-3
AERODROMO.SOC

CORPORATE CHARTER

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ADMINISTRADORA DE AERÓDROMOS DEL SUR SOCIEDAD ANÓNIMA

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 IN SANTIAGO, CHILE, on the fifteenth day of the month of September of the year nineteen ninety-seven, in the presence of myself, EDUARDO JAVIER DIEZ MORELLO, attorney, acting notary public for the Thirty-Fourth Notary Office of Santiago, the following parties appeared: Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ, a Chilean citizen, single, a commercial engineer, national identification card number seven million, forty thousand, three hundred twenty hyphen K, domiciled in this city at Avenida El Bosque Norte number zero one hundred seventy-seven, office number eight hundred three, Commune of Las Condes; and Mr. PERCY ECCLEFIELD ARRIAZA, a Chilean citizen, married, an attorney, national identification number five million, one hundred sixty-two thousand, four hundred thirty-eight

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO hyphen six, with domicile in this city at Calle Camino San Antonio number eight hundred forty-one, Commune of Las Condes, both of legal age, who attested to their identities by means of the aforementioned cards, and who set forth the following: that they are hereby entering into a corporate charter to be governed by the following bylaws: O N E: ORGANIZATION: By means of this act and instrument, the appearing parties organize a Chilean corporation [sociedad anónima], which shall be governed by these bylaws and, where the latter are silent, by the provisions of law number eighteen thousand forty-six, its regulation and other applicable legal and regulatory provisions. CORPORATE BYLAWS:- T I T L E  O N E:- NAME, PURPOSE, DOMICILE AND DURATION.- T W O:- The company’s corporate name shall be “ADMINISTRADORA DE AERÓDROMOS DEL SUR SOCIEDAD ANÓNIMA.” T H R E E:- The company’s purpose shall be the following: A) The execution, construction and concession for operation of the passenger terminal of the airport located in the city of Pucón, the name of which shall be “AERÓDROMO NECULMÁN” and the provision of such additional services as may be authorized.- B) The promotion and transport of passengers from and to the airport, the installation of automobile rental offices, the operation of local stores, snack bar, cafeteria and kiosks inside the airport, custody of baggage, rental of hangars, provision of maintenance and mechanical services for private aircraft, flight plans, sale of air fuel, etc., provision of the sub-concession for taxi stands, and the rental of advertising space. C) In general, the tourism operation of recreation centers, hotels, motels, restaurants, bars and similar outlets in buildings owned by itself or by other parties, in all aspects related to said activities. F O U R: The company’s domicile shall be the city and commune of Pucón, without prejudice to such agencies and branches as it might establish in other cities or locations of the country or abroad.

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

F I V E:- The company’s duration shall be indefinite. T I T L E  T W O: SHARE CAPITAL AND STOCK: S I X: The company’s share capital shall be a total of TWENTY-ONE MILLION CHILEAN PESOS, divided among two thousand one hundred shares, all of them registered, without par value, paid in and recorded in the form specified in Transitory Article Seven. S E V E N: The share instruments shall be issued in accordance with the provisions of law number eighteen thousand forty-six and its regulation. The transfer of the shares, the statements their instruments must contain, and the manner in which those that are lost or misplaced must be replaced shall be governed in accordance with the aforementioned law [and] its regulation. The Shareholders’ Registry will also contain each and every statement and reference corresponding to the aforementioned law and its regulation. E I G H T: Shareholders may stipulate agreements that restrict the free assignment or transfer of shares, which must necessarily be filed with the company at the disposal of other interested shareholders and third parties, with reference to be made to them in the Shareholders Registry, in order to be valid. T I T L E  T H R E E: COMPANY ADMINISTRATION: N I N E: The Company shall be administered by a Board consisting of three members, who may be reelected indefinitely. The Board shall have a term of office of three years, at the end of which all members may be reelected. Directors shall receive no remuneration whatsoever. The Board shall appoint the Company President [Gerente General] and shall vest therein the powers it deems appropriate, without prejudice to any conferred thereon by law. T E N: Board meetings shall be held with the attendance of a majority of Directors, and resolutions shall be adopted by an absolute majority of Directors in attendance. In the event of a tie, the person chairing the meeting shall cast the deciding vote. E L E V E N:

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In the event of a vacancy in a Director position, the Board shall appoint a replacement, who shall remain in office until the holding of the next Ordinary Shareholders Meeting, at which the entire Board shall be reelected, as set forth in law number eighteen thousand forty-six and its regulation. T W E L V E: At the first Board meeting held after its election, it shall appoint from among its members a Chair, who shall also be that of the Company and the Shareholders Meetings, without regard for the shares that elected him or her. In the Chair’s absence, the Director or shareholder who on each occasion is appointed by the Board or the Shareholders Meeting shall chair the Board meetings and Shareholders meetings, respectively. T H I R T E E N: The Board must meet at least once every six calendar months. Board sessions may be Ordinary or Extraordinary. The former shall be held on dates predetermined by the Board itself, and shall not require special convocation to be held. The latter shall be held when specially convened by the Chair at his or her own behest or at that of one or more Directors, in which case the meeting must necessarily be held with no prior qualification. Extraordinary meetings shall be convened by means of a letter sent to the Directors at the domicile they have registered with the company. Convocation letters shall indicate the reason for the convocation and must be sent no fewer than three calendar days before the date of the meeting. F O U R T E E N: A) The Board shall represent the company judicially and extra-judicially and is vested with each and every administrative and disposal authority not reserved to the Shareholders Meeting by law or by these bylaws, and may delegate part of its authority to the managers, assistant managers or attorneys of the company, to a Director or to a Commission of

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

Directors and, for specifically designated purposes, to other individuals. B) Among other powers, the Board may acquire and transfer, in any fashion, all types of assets, organize, accept, postpone, divide and set up mortgages and any other guarantee; enter into agreements for current accounts, deposits or loans at commercial, private or government banks, Banco del Estado de Chile or other public or private development institutions; draw and overdraw company current accounts, draw, revalidate, endorse and protest checks; receive checkbooks, request, approve or dispute the balances yielded by the company’s current accounts; draw, subscribe, accept, re-accept, endorse, discount, settle, extend and dispute bills of exchange, promissory notes and other banking or commercial documents; collect and receive whatever might be owed to the company for any reason, grant receipts, settlements and discharges; enter into all types of agreements, whether for loan, deposit, insurance, novation, ground rent or transaction, enter into administrative or any other kind of agreement, public or private proposal, concession, expropriation, etc.; form or form part of other companies; represent the company with voice and vote in joint ventures, communities or corporations or any kind, amend its corporate agreements, set its form of administration, etc.; request its early dissolution, liquidation or partition, appoint receivers, bankruptcy judges and liquidators, stipulate the quantities or terms, conditions or structures deemed appropriate in any agreement, terminate and settle said agreements, assign rights and loans and accept assignments; record rights or instruments with the Real Estate Registry or authorize others to do so; accept or receive correspondence by letter or telegraph, including certified correspondence, drafts or packages, open safe deposit boxes, deposit, grant discharges and receipts, accept all types of warrant

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transactions; acquire in any form or request trademarks, trade names, invention patents and other privileges; remove merchandise from customs, endorse shipping documents and effect all types of foreign trade or international exchange transactions; present and sign import or export records, related requests, explanatory letters, sign sworn statements related directly or indirectly thereto and all types of documentation that might be required of it by the Central Bank of Chile; Accept banking vouchers and endorse them in guarantee in cases where said surety might be necessary and request the return of said documents; withdraw divisible security certificates, request change of the conditions under which a specific transaction has been authorized and request authorizations to transact under the deferred coverage system; appoint and dismiss company personnel, decree labor regulations, set their conditions and remuneration; grant special powers of attorney and delegate the position in whole or in part; and in general, execute all actions and undertake all activities that might facilitate adequate fulfillment of the position conferred thereon. In judicial matters, it will have all powers of Article Seven of the Chilean Civil Procedure Code [Código de Procedimiento Civil], in particular those of Part Two thereof, which are considered as reproduced herein. T I T L E  F O U R: SHAREHOLDER MEETINGS. F I F T E E N: Shareholders shall meet in Ordinary and Extraordinary Meetings. Extraordinary Meetings shall be held when the company’s interests so justify in the judgment of the Board or when requested in writing by at least ten percent of the shares issued with right to vote, clearly indicating the issues to be discussed. In all cases, Meetings shall be convened by the company Board of Directors. At Extraordinary meetings only the matters identified in the convocation may be discussed. S I X T E E N:

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

The following are matters falling to the Ordinary Shareholders meeting: ONE) Examination of the company’s situation and reports of the Statutory Auditors and External Auditors, in the event the latter have been appointed, and approval or rejection of the annual report, balance sheet and financial statements presented by the company’s administrators or receivers. TWO) Distribution of earnings for each fiscal year, and in particular the distribution of dividends. THREE) Election or reelection of Board members, receivers and Statutory Auditors. FOUR) In general, any matter of corporate interest that does not fall to the Extraordinary Shareholders Meeting. S E V E N T E E N: Each year, the Ordinary Meeting shall appoint acting and alternate External Auditors, who must examine the accounts, inventory and balance sheet and other company financial statements, and shall have the obligation to report in writing at the next Ordinary Shareholders Meeting on the fulfillment of this assignment. E I G H T E E N The annual report, balance sheet, inventory, minutes, books and reports of the Statutory Auditor shall be made available to shareholders for examination at the company’s administrative offices for fifteen days prior to the date scheduled for the Shareholders Meeting to be held. N I N E T E E N: The following are matters falling to the Extraordinary Meetings: ONE) Company dissolution; TWO) Company conversion, merger or split and revision of its bylaws; THREE) The issuance of bonds or debentures convertible to shares; FOUR) Transfer of the company’s fixed assets and liabilities or of all its assets; FIVE) The granting of real and personal guarantees to secure the obligations of third parties, unless the latter are subsidiary companies, in which case the Board’s approval shall suffice; SIX) Such other matters as by law fall to the competency of this Meeting. The matters referenced in numbers ONE, TWO, THREE and FOUR of

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO this article may only be agreed to at a Meeting held in the presence of a Notary, who must certify that the minutes faithfully reflect what occurred and was agreed to at the meeting. T W E N T Y: Shareholders Meetings shall be convened in the form of a notice to be published on three occasions on different days, in a newspaper of the corporate domicile, within twenty days prior to the meeting. The first notice may not be published fewer than fifteen days before the meeting. The notices shall be published in the newspaper that has been decided upon by the Shareholders Meeting and, absent said decision, in the Diario Oficial [Official Daily Gazette]. T W E N T Y - O N E: Shareholders Meetings shall be held upon first convocation, with an absolute majority of shares issued with right to vote, and on the second convocation, with those present or represented, regardless of their number, and agreements shall be adopted by absolute majority. Notices of second convocation may only be published after failure of the Meeting to be held on first convocation, and in any case, the new Meeting must be convened to be held within forty-five days after the date set for the Meeting not held. Meetings shall be chaired by the Board Chair or by such individual as serves in that position and the Secretary, if any, shall act in this position at the Meetings, or the President in the absence of the former. T W E N T Y - T W O: Only shareholders registered with the Shareholders Registry at least five days prior to the date the respective meeting is to be held may participate in the Meetings with right to voice and vote. T W E N T Y - T H R E E: Shareholders may have themselves represented at the Meetings through another individual, even if not a company shareholder. Proxy must be conferred in writing by all shares the principal holds on the date specified in the preceding clause. T W E N T Y - F O U R: Each shareholder shall have one vote per

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

share held by the proxy. At elections held at Shareholder Meetings, shareholders or their proxies may combine their votes in favor of a single individual or distribute them in the form they consider most appropriate, and those who receive the greatest number of votes on the same single ballot shall be declared elected, until the number of positions to be filled is complete. T W E N T Y - F I V E: Resolutions of the Extraordinary Shareholders Meeting that involve a revision of the Corporate Bylaws must be adopted by favorable vote of at least an absolute majority of shares issued with right to vote. T W E N T Y - S I X: The vote of at least two thirds of shares issued with right to vote shall be required for resolutions pertaining to the following matters: ONE) The company’s conversion, split or merger with another company; TWO) The Company’s early dissolution; THREE) Change of corporate domicile; FOUR) Approval of contributions and estimate of non-monetary assets; FIVE) Change in authority reserved for the Shareholders Meeting or restriction on the Board’s authority; SIX) Reduction in share capital; SEVEN) Transfer of assets and liabilities or of all assets; and EIGHT) Form of distribution of the corporate earnings.- T I T L E  F I V E: BALANCE SHEET, ANNUAL REPORT AND DISTRIBUTION OF EARNINGS. T W E N T Y - S E V E N: On December thirty-first of each year, a balance sheet of the company’s operations shall be prepared. The Board must present for consideration of the Ordinary Shareholders Meeting an annual report with supporting documentation on the company’s position over the past fiscal year, accompanied by the balance sheet, income statement and Statutory Auditors report. T W E N T Y - E I G H T: Dividends shall be paid solely out of

[initials] [seal:] EDUARDO DIEZ MORELLO NOTARY MORANDE 243 SANTIAGO net earnings for the fiscal year, or retained earnings, as posted to balance sheets approved by the Shareholders Meeting. However, if the company posted losses carried forward, earnings for the fiscal year shall be allocated first to offsetting them. If there are losses in a fiscal year, they shall be offset by retained earnings, if any. T W E N T Y - N I N E: The Ordinary General Shareholders Meeting that approves the balance sheet shall determine the percentage of net earnings for the fiscal year that shall be distributed as dividends among shareholders, as well as the timing and form of payment of said dividend. T I T L E  S I X: DISSOLUTION AND LIQUIDATION: T H I R T Y: The company shall be dissolved for the reasons set forth by law. Once dissolved, its liquidation shall be undertaken by a Liquidation Commission consisting of individuals elected by the Shareholders Meeting, who shall remain in office for one year. The Liquidation Commission shall elect from among its members a Chair to represent the company judicially and extra-judicially. T H I R T Y - O N E: The Liquidation Commission alone may execute instruments and contracts aimed directly at the company’s liquidation, and shall be vested with all administrative and disposal authority that the law or these Bylaws do not establish as corresponding solely to the Shareholders Meeting, without need to grant them any power whatsoever. T I T L E  S E V E N: ARBITRATION. T H I R T Y - T W O: Any differences occurring between shareholders in their capacity as such, or between the latter and the company or its administrators, either during the company’s lifetime or during the course of its liquidation, shall be resolved immediately and summarily and without form of judgment, by an arbitrator, against whose resolutions no appeal whatsoever shall apply. The arbitrator shall be appointed by mutual accord of the parties, and absent accord, by the

Eduardo Diez Morello Attorney - Notary Public 34th Notary Office - Santiago, Chile

Ordinary Courts, in which case the arbitrator shall be empowered by law, without waiver of appeals, and must be appointed from among attorneys holding any tenured professorship at any of the universities recognized by the government. T R A N S I T O R Y  P R O V I S I O N S: TRANSITORY ARTICLE ONE: The first provisional Board shall consist of the following individuals: Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ, Mr. PERCY ECCLEFIELD ARRIAZA and Mrs. MARÍA DE LA LUZ RUIZ DE GAMBOA MONTT. This provisional Board shall remain in office until the holding of the first Ordinary Shareholders Meeting. TRANSITORY ARTICLE TWO: The share capital totaling TWENTY-ONE MILLION PESOS, divided among TWO THOUSAND ONE HUNDRED registered shares, without par value, shall be recorded, subscribed and paid-in as follows: A) Mr. FRANCISCO JAVIER MARTÍNEZ SEGUÍ subscribes one thousand fifty shares, equivalent to TEN MILLION, FIVE HUNDRED THOUSAND PESOS, hereby contributing the sum of THREE MILLION, FIVE HUNDRED THOUSAND PESOS and the balance totaling SEVEN MILLION PESOS shall be contributed within three years as from the date of this instrument or as the corporate needs so require. B) Mr. PERCY ECCLEFIELD ARRIAZA subscribes one thousand fifty shares, equivalent to TEN MILLION, FIVE HUNDRED THOUSAND PESOS, hereby contributing the sum of THREE MILLION, FIVE HUNDRED THOUSAND PESOS and the balance totaling SEVEN MILLION PESOS shall be contributed within three years as from the date of this instrument or as the corporate needs so require. TRANSITORY ARTICLE THREE: Until such time as the company’s First Ordinary Shareholders meeting is held, the company known as LEFORT Y COMPAÑÍA shall act as outside auditors. For all purposes of this agreement, the parties set their domicile in the city and Commune of Santiago, and submit to the jurisdiction of its

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Courts of Justice. The bearer of an authorized copy of this instrument or an extract thereof is authorized to request any recordings, sub-recordings, annotations or cancellations that may be necessary. This instrument was issued consistent with the draft drawn up by attorney PERCY ECCLEFIELD A. - In confirmation thereof and after having been read, the appearing parties signed this instrument. Copy issued. BY WITNESS WHEREOF. Directory No. 302. [initials]

[signature]
FRANCISCO JAVIER MARTÍNEZ SEGUÍ

 [signature]
PERCY ECCLEFIELD ARRIAZA

[signature]

[stamp:]
EXACT COPY OF ITS ORIGINAL – Santiago  SEP. 15, 1997

[initials] [seal:]
EDUARDO DIEZ MORELLO
NOTARY
MORANDE 243
SANTIAGO